Exhibit 5.1
January 3, 2007
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

Re:	Registration Statement on Form S-4 of Developers Diversified Realty Corporation (SEC File No. 333-139456)
Ladies and Gentlemen:
     We are acting as counsel to Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 (as amended, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of common shares, without par value, of the Company (the “Common Shares”) to be issued in connection with the proposed merger (the “Merger”) of Inland Retail Real Estate Trust, Inc., a Maryland corporation (“IRRETI”), with and into DDR IRR Acquisition LLC, a Delaware limited liability company and a subsidiary of the Company (“Merger Sub”), as described in the proxy statement/prospectus that is a part of the Registration Statement (the “Proxy Statement/Prospectus”).
     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of an officer of the Company, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.
     We also have assumed that the Common Shares to be issued in connection with the Merger will not be issued in violation of the ownership limitations contained in the Company’s articles of incorporation to maintain the Company’s status as a real estate investment trust.
     Based upon, subject to and as limited by the foregoing, we are of the opinion that the Common Shares, when issued in accordance with the Agreement and Plan of Merger, dated as of October 20, 2006, by and among the Company, IRRETI and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger, effective as of December 26, 2006, among the Company, IRRETI and Merger Sub, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Proxy Statement/Prospectus contained
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therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Baker & Hostetler LLP